Exhibit 99.1

Claymont Steel Announces Consent Solicitation

CLAYMONT, DE – July 1, 2008 – Claymont Steel, Inc. (the “Company”) today announced that on June 27, 2008 it commenced a consent solicitation with respect to certain proposed amendments to the indenture under which its 8.875% Senior Notes due 2015 (the “Notes”) were issued. The proposed amendments would delete or modify substantially all of the restrictive covenants, as well as certain events of default and related provisions in the indenture. Holders of a majority in aggregate principal amount of the Notes have indicated that they intend to deliver consents.

The consent solicitation will expire at 5:00 p.m., New York City time, on July 11, 2008 (as the same may be extended, the “Expiration Date”). Assuming the conditions to the consent solicitation are satisfied, the only consideration received by holders of the Notes that deliver their consents is the Company’s agreement to commence and consummate a cash tender offer for the Notes.

The terms and conditions of the consent solicitation are set forth in the Company’s Consent Solicitation Statement dated June 27, 2008 and the related Consent Form.

RBS Greenwich Capital is acting as solicitation agent for the consent solicitation. The information and tabulation agent for the consent solicitation is D.F. King & Co., Inc. Requests for documentation should be directed to at D.F. King & Co., Inc. at (800) 967-7921. Questions regarding the terms of the consent solicitation should be directed to RBS Greenwich Capital at (203) 618-6145 or (877) 297-9832.

This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. The consent solicitation is being made only pursuant to the Company’s Consent Solicitation Statement dated June 27, 2008 and the related Consent Form.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements of future goals and similar statements other than historical facts constitute forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, which are described in Claymont Steel’s filings with the Securities and Exchange Commission. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. Claymont Steel undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.